                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.

Phoenix, Arizona,
  October 18, 1995.












                                  EXHIBIT 23.1